UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 16, 2010

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

23 Inverness Way East, Suite. 150, Englewood, CO, 80112

(Address of Principal Executive Offices, including zip code)

303-799-8520

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On December 16, 2010, Allied Motion Technologies Inc. (the “Company”), through its wholly-owned subsidiary, Allied Motion Technologies B.V., executed a Share Purchase Agreement to acquire 100% of the stock of Östergrens Elmotor AB (“Östergrens”), headquartered in Solna, Sweden.  The amount to be paid at closing is SEK 55 million (U.S. $8 million), consisting of approximately $7.3 million of cash and 136,700 shares of the Company’s common stock.  Additional amounts may be paid in cash to the sellers based on Östergrens meeting certain performance criteria through the end of 2011.  The closing is scheduled for December 30, 2010.

The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is filed as Exhibit 10 to this Form 8-K and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(d)                                 Exhibits

10                                    Share Purchase Agreement by and between Allied Motion Technologies B.V. and Östergrens Holding AB dated December 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    December 21, 2010

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Richard D. Smith
Richard D. Smith
Executive Chairman
and Chief Financial Officer